Exhibit 99.1

FOR IMMEDIATE RELEASE

New York REIT Announces Initiatives to Enhance Shareholder Value

Apollo Management Co-Founder Marc Rowan Joins Board;
Search Underway for Two New Independent Directors

Company Hires Eastdil Secured as Strategic Advisor

Company to Implement a Joint Venture with American Realty Capital New York City REIT,

a Non-Traded REIT

NEW YORK, October 1, 2015 - New York REIT, Inc. (“NYRT” or the “Company”) (NYSE: NYRT), a publicly traded real estate investment trust, today announced the initiation of a series of governance, strategic and operational actions intended to enhance value for all shareholders and narrow the gap between net asset value (NAV) and the Company’s current common share price. These changes are the result of weeks of engagement with NYRT’s shareholders and careful consideration by the Company and its Board.

NYRT’s senior management and Board of Directors unanimously endorsed the following actions:

•	The Board appointed Marc Rowan as a Director; The Board is conducting a search to identify additional independent director candidates, and plans to appoint two independent directors in the near future;

•	The Company engaged the Eastdil Secured division of Wells Fargo Securities, a leading real estate investment banking group, as strategic advisor to identify and consider potential strategic transactions at the asset or entity level;

•	The Company is releasing parties who participated in a previous strategic transaction process from the standstill provisions of their non-disclosure agreements, enabling them to participate in any strategic transactions at the asset or entity level;

•	The Company continues to pursue its previously announced plan to sell non-core, outer-borough assets; and

•	The Company is in the process of implementing a joint venture arrangement with American Realty Capital New York City REIT, Inc. (“NYCR”), a non-traded REIT, eliminating competition for transactions between the two entities.

“The steps we are taking today represent our commitment to narrow the gap between NYRT’s net asset value and common share price and are indicative of the approach management and the Board intend to take to drive value for all shareholders,” said Michael Happel, Chief Executive Officer of NYRT.

“I am delighted that Marc Rowan is joining our Board,” said Randolph Read, Chairman of the Board. “I have known Marc for over 30 years and he will add substantial and relevant expertise and resources to the NYRT Board as we continue on our path to enhance value.”

Board Addition

Mr. Rowan brings significant experience in creating value and improving the performance of companies across a broad range of industries. He has significant public company and transaction experience. The appointment of Mr. Rowan expands the Board to five members, including three independent directors. The Company plans to identify and appoint two additional independent directors in the near future.

“The management team has assembled a portfolio of excellent New York City real estate, forming the basis of a successful REIT,” Mr. Rowan said. “Despite the strong portfolio of assets, NYRT’s share price reflects a substantial gap from the true value, which needs to be closed. I am confident the actions taken today will begin the process of closing the value gap.”

“I have met with several of the activist investors who have made suggestions about NYRT and believe that the actions to enhance the Company’s governance, strategy and operations announced today comprehensively address many of these holders’ concerns,” Mr. Rowan said.

“Apollo brings to NYRT substantially more resources and discipline than any outside investor and will act as an internal activist focused entirely on realizing appropriate value for the Company, whether through a sale of the Company or our daily efforts to increase value. I look forward to continuing to meet with investors and plan to personally visit with the Company’s largest shareholders over the next few weeks,” Mr. Rowan added.

Strategic Focus

NYRT, with the assistance of the Eastdil Secured division of Wells Fargo Securities, LLC, is seeking institutional investors as potential asset-level partners and/or to pursue broader strategic options, as appropriate, in the Company’s effort to narrow the gap between net asset value and its share price. To facilitate the effectiveness of this process, the Company is releasing all parties from previous non-disclosure and standstill agreements related to the Company’s previous strategic process in 2014.

NYRT also intends to continue with its plan to sell the outer borough assets within its portfolio. On September 10, 2015, NYRT announced the sale of 163 Washington Avenue in Brooklyn and it is actively marketing four additional non-core, outer borough assets.

The proceeds of any joint venture investments or dispositions may be used to execute on NYRT’s previously announced $150 million share repurchase program and/or to make new investments.

Operations

NYRT is also taking steps to ensure that its relationship with NYCR is aligned with the interests of all shareholders. To that end, NYRT and NYCR will form a joint venture to pursue and invest in new transactions together.

The joint venture will replace the existing allocation agreement and will be structured as a 50/50 joint venture with the ability to adjust ownership of any transaction based on available capital. This new structure will facilitate the continued growth and diversification of both portfolios while reducing the need to raise additional equity capital. The Boards of both companies will need to approve the terms of the joint venture.

Additionally, the Conflicts Committee of the Board and NYRT’s advisor are working through changes to the management agreement to further align its terms with the interests of NYRT’s shareholders. These changes will be implemented as part of the renewal of the agreement in mid-2016. Specifically, the management agreement will remain a one-year agreement, there will be no disposition fees and no leasing or property management fees paid to the advisor or its affiliates.

Finally, the Company is also continuing the process to identify and hire a permanent CFO. Heidrick & Struggles is leading this search.

About Marc Rowan

Mr. Rowan is a co-founder and Senior Managing Director of Apollo Global Management, LLC. In addition to serving on the board of Apollo, he is a director of Athene Holding Ltd., Caesars Entertainment Corp. and Caesars Acquisition Co. He has previously served on the boards of 18 companies. Mr. Rowan graduated summa cum laude from the University of Pennsylvania’s Wharton School of Business with a BS and an MBA in Finance.

About NYRT

NYRT is a publicly traded real estate investment trust listed on the NYSE that acquires income-producing commercial real estate, including office and retail properties, in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “will,” “should,” “may,” “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of NYRT's Annual Report on Form 10-K filed on May 11, 2015. Further, forward-looking statements speak only as of the date they are made, and NYRT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts

Michael A. Happel CEO and President New York REIT, Inc. mhappel@nyrt.com (212) 415-6500	Andrew G. Backman Managing Director Investor Relations / Public Relations abackman@nyrt.com (212) 415-6500	Stephen Cohen Managing Director Teneo Strategy stephen.cohen@teneostrategy.com (212) 886-9332